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As filed with the Securities and Exchange Commission on May 20, 2014

File No. 001-36262

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

Form 10

General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

Rightside Group, Ltd.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0415537 (IRS Employer Identification Number)
5808 Lake Washington Blvd. NE, Suite 300 Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)

(425) 298-2500
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

 EXPLANATORY NOTE

        Rightside Group, Ltd. is filing this Amendment No. 3 (this "Amendment") to its Registration Statement on Form 10 (Registration No. 001-36262) (the "Registration Statement") as an exhibit-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 15(b) of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement, including the information statement contained in Exhibit 99.1 to the Registration Statement, is unchanged and has therefore been omitted.

ITEM 15.    Financial Statements and Exhibits

(b)
Exhibits.

        The following documents are filed as exhibits hereto:

Exhibit Index		Exhibit Description
2.1	**	Form of Separation and Distribution Agreement between Demand Media, Inc. and Rightside Group, Ltd.

3.1	*	Form of Amended and Restated Certificate of Incorporation of Rightside Group, Ltd.

3.2	*	Form of Amended and Restated Bylaws of Rightside Group, Ltd.

4.1	*	Form of Common Stock Certificate of Rightside Group, Ltd.

10.1	*	Form of Transition Services Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.2	*	Form of Tax Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.3	**	Form of Employee Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.4	*	Form of Intellectual Property Assignment and License Agreement between Demand Media, Inc. and Rightside Operating Co.

10.5	**	Form of Rightside Group, Ltd. Incentive Award Plan.

10.6	**	Form of Rightside Group, Ltd. Employee Stock Purchase Plan.

10.7	†	Employment Agreement between Rightside Group, Ltd. and Taryn J. Naidu, dated January 10, 2014.

10.8	†	Employment Agreement by and between Rightside Group, Ltd., Rightside Operating Co. and Tracy Knox, dated as of January 6, 2014.

10.9	*	Employment Agreement between Rightside Group, Ltd., Rightside Operating Co. and Wayne MacLaurin, dated February 19, 2014.

10.10	†	Amended and Restated Employment Agreement between Rightside Group, Ltd. and Rick Danis, dated February 14, 2014.

10.11	†	Non-executive Chairman Agreement between Rightside Group, Ltd., Demand Media, Inc. and David E. Panos, dated January 9, 2014.

10.12	†#	Amended and Restated Letter of Agreement between Namecheap, Inc. and eNom, Inc., dated April 1, 2011.

10.13	†#	Ninth Amendment to Amended and Restated Letter of Agreement between Namecheap, Inc. and eNom Incorporated, dated December 20, 2013.

10.14	†#	Google Services Agreement between Google Inc. and Demand Media, Inc., effective as of September 1, 2012.

10.15	**	Form of Indemnification Agreement between Rightside Group, Ltd. and each of its directors and executive officers.

21.1	*	List of subsidiaries of Rightside Group, Ltd.

Exhibit Index		Exhibit Description
99.1	†	Preliminary Information Statement of Rightside Group, Ltd., subject to completion, dated February 14, 2014.

*
Filed herewith.

**
To be filed by amendment.

†
Previously filed.

#
Certain provisions of this exhibit have been omitted pursuant to a request for confidential treatment.

 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Rightside Group, Ltd.
By:	/s/ Taryn J. Naidu
	Name:	Taryn J. Naidu
	Title:	Chief Executive Officer

Dated: May 20, 2014

Exhibit Index		Exhibit Description
2.1	**	Form of Separation and Distribution Agreement between Demand Media, Inc. and Rightside Group, Ltd.

3.1	*	Form of Amended and Restated Certificate of Incorporation of Rightside Group, Ltd.

3.2	*	Form of Amended and Restated Bylaws of Rightside Group, Ltd.

4.1	*	Form of Common Stock Certificate of Rightside Group, Ltd.

10.1	*	Form of Transition Services Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.2	*	Form of Tax Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.3	**	Form of Employee Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.4	*	Form of Intellectual Property Assignment and License Agreement between Demand Media, Inc. and Rightside Operating Co.

10.5	**	Form of Rightside Group, Ltd. Incentive Award Plan.

10.6	**	Form of Rightside Group, Ltd. Employee Stock Purchase Plan.

10.7	†	Employment Agreement between Rightside Group, Ltd. and Taryn J. Naidu, dated January 10, 2014.

10.8	†	Employment Agreement by and between Rightside Group, Ltd., Rightside Operating Co. and Tracy Knox, dated as of January 6, 2014.

10.9	*	Employment Agreement between Rightside Group, Ltd., Rightside Operating Co. and Wayne MacLaurin, dated February 19, 2014.

10.10	†	Amended and Restated Employment Agreement between Rightside Group, Ltd. and Rick Danis, dated February 14, 2014.

10.11	†	Non-executive Chairman Agreement between Rightside Group, Ltd., Demand Media, Inc. and David E. Panos, dated January 9, 2014.

10.12	†#	Amended and Restated Letter of Agreement between Namecheap, Inc. and eNom, Inc., dated April 1, 2011.

10.13	†#	Ninth Amendment to Amended and Restated Letter of Agreement between Namecheap, Inc. and eNom Incorporated, dated December 20, 2013.

10.14	†#	Google Services Agreement between Google Inc. and Demand Media, Inc., effective as of September 1, 2012.

10.15	**	Form of Indemnification Agreement between Rightside Group, Ltd. and each of its directors and executive officers.

21.1	*	List of subsidiaries of Rightside Group, Ltd.

99.1	†	Preliminary Information Statement of Rightside Group, Ltd., subject to completion, dated February 14, 2014.

*
Filed herewith.

**
To be filed by amendment.

†
Previously filed.

#
Certain provisions of this exhibit have been omitted pursuant to a request for confidential treatment.

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EXPLANATORY NOTE
  ITEM 15. Financial Statements and Exhibits
SIGNATURE